SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                 July 30, 1998
--------------------------------------------------------------------------------




                           FINOVA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                 1-11011                               94-1278569
-------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction                    (Commission                          (I.R.S. Employer
       of Incorporation)                        File Number)                        Identification No.)



1850 NORTH CENTRAL AVENUE, P. O. BOX 2209, PHOENIX, ARIZONA           85004-2209
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:                 602/207-6900
                                                   -----------------------------

Item 5.  Other Events.

         FINOVA Capital Corporation announced revenues, net income and selected financial data and ratios for the second quarter ended June 30, 1998 (unaudited).

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits:


                   Exhibits                         Title
                   -------------     -------------------------------------------

                       28 Press Release of FINOVA Capital Corporation dated July 30, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       FINOVA CAPITAL CORPORATION

                                             (Registrant)



Dated:  July 31, 1998          By        /s/ Bruno A. Marszowski
                                 -----------------------------------------------
                                  Bruno A. Marszowski, Senior Vice President,
                                  Chief Financial Officer and Controller
                                  Principal Financial Officer/Authorized Officer

                                   EXHIBIT 28
Meilee Smythe                                                      Embargo until
Senior Vice President - Treasurer                             8:00 a.m. (E.D.T.)
602/ 207-2664


              THESE ARE THE EARNINGS FOR FINOVA CAPITAL CORPORATION
                THE PRINCIPAL SUBSIDIARY OF THE FINOVA GROUP INC.
                   WHOSE EARNINGS WERE RELEASED JULY 28, 1998

                           FINOVA CAPITAL CORPORATION

                   Announces Record Second Quarter Net Income

                                  21% Increase



PHOENIX, Ariz., July 30, 1998 -- FINOVA Capital Corporation, the principal subsidiary of The FINOVA Group, Inc., today announced record net income of $42.0 million for the second quarter of 1998, a 21% increase over net income of $34.7 million a year ago. Net income for the first six months of 1998 increased to $82.0 million, also up 21% from 1997.

         "FINOVA continues to increase its profitability as the company develops new programs to meet the needs of its dynamic middle market customers," commented FINOVA Chairman and CEO Sam Eichenfield. Annualized operating margins as a percentage of average earning assets widened to 6.5% for the three months ended June 30, 1998 from 6.0% in the comparable 1997 quarter as the interest margin component remained relatively constant and volume-based fees more than doubled to $19.1 million compared to $8.6 million one year ago.

         In addition to the 15% growth in managed assets from a year ago, backlog surged to $2.3 billion at June 30, 1998 from $1.4 billion at the end of the second quarter of 1997 (and $1.8 billion at March 31, 1998). New business and fee-based volume totaled $2.7 billion and $5.2 billion for the three and six months ended June 30, 1998, respectively, and were significantly greater than the $1.8 billion and $3.2 billion for the comparable periods.

         "FINOVA continues to maintain portfolio quality," Eichenfield added. Non-accruing assets were 2.1% of managed assets at June 30, 1998 compared to 2.1% at year-end 1997 and 2.0% at June 30, 1997. The provision for credit losses for the second quarter of 1998 was $16.0 million, compared to $18.3 million in 1997, and represented 115% of net write-offs for the period.

         "The addition to FINOVA's national marketing force of over 80 business development officers from the FINOVA Realty Capital acquisition is already beginning to pay off, not only in commercial mortgage banking, but also in cross-selling results," continued Eichenfield. "Even with the addition of these business development officers and their support staff, operating expenses remain in check." For the quarter ended June 30, 1998, operating expenses were 43.4% of operating margins compared to 42.8% one year ago, and for the six months ended June 30, 1998, the operating expense ratio remained constant with the prior year at 43.5%. Excluding the acquisition of the former Belgravia Capital Corp., FINOVA's operating expense ratio would have been 41.2% and 41.6% for the three and six months ended June 30, 1998, respectively.

         Income taxes were higher for the second quarter of 1998 than the same period a year ago due to the increase in pre-tax income and certain tax credits which were realized in 1997.

         FINOVA Capital Corporation is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Phoenix with business development offices throughout the U.S. and in London, U.K., and Toronto, Canada.

                                       ###

                           FINOVA Capital Corporation
                          and Consolidated Subsidiaries
                         Summary of Consolidated Income
                                   (Unaudited)
                             (Dollars in Thousands)

                                                                 Quarter Ended                          Six Months Ended
                                                                   June 30,                                 June 30,
                                                      ------------------------------------     -----------------------------------
                                                           1998                 1997                1998                1997
                                                      ----------------     ---------------     ----------------    ---------------

Interest earned from financing transactions           $       218,199      $      190,958      $      421,935      $      374,286
Operating lease income                                         31,425              28,946              64,088              54,911
Interest expense                                             (114,987)           (101,883)           (225,559)           (199,055)
Operating lease depreciation                                  (20,495)            (17,610)            (37,665)            (34,059)
                                                      ----------------     ---------------     ----------------    ---------------
Interest margins earned                                       114,142             100,411             222,799             196,083
Volume-based fee income                                        19,103               8,583              41,259              16,367
                                                      ----------------     ---------------     ----------------    ---------------
Operating margin                                              133,245             108,994             264,058             212,450
Provision for credit losses                                   (16,000)            (18,300)            (25,500)            (26,300)
Gains on disposal of assets                                     9,582              10,468              10,805              13,701
Selling, administrative and other operating
  expenses                                                    (57,779)            (46,612)           (114,737)            (92,490)
                                                      ----------------     ---------------     ----------------    ---------------
Income before income taxes                                     69,048              54,550             134,626             107,361
Income taxes                                                  (27,068)            (19,853)            (52,623)            (39,851)
                                                      ----------------     ---------------     ----------------    ---------------

Net Income                                            $        41,980      $       34,697      $       82,003       $      67,510
                                                      ================     ===============     ================    ===============

                           FINOVA Capital Corporation
         Selected Consolidated Financial Data and Ratios (Unaudited) (1)
                             (Dollars in Thousands)

                                                                                                            As of
                                                                       As of June 30                     December 31
                                                         ---------------------------------------------------------------
FINANCIAL POSITION:                                             1998                   1997                  1997
                                                         -------------------    -------------------    -----------------
 Ending funds employed (EFE)                             $        8,928,644     $       7,826,196      $      8,399,456
 Securitizations and participations sold (2)                        502,032               394,025               457,967
                                                         -------------------    -------------------    -----------------
   Total managed assets                                           9,430,676             8,220,221             8,857,423
 Reserve for credit losses                                          178,070               159,747               177,088
 Nonaccruing assets                                                 196,824               165,885               187,356
 Nonaccruing assets as  % of managed assets (4)                         2.1%                  2.0%                  2.1%
 Reserve for credit losses as a % of:
   Ending managed assets (4) (5)                                        2.0%                  2.0%                  2.0%
   Nonaccruing assets                                                  90.5%                 96.3%                 94.5%
 Total debt                                              $        7,345,194     $       6,338,122      $      6,764,581
 Shareowner's equity                                              1,326,597             1,122,162             1,260,068
 Total debt to equity                                                 5.54x                 5.65x                 5.37x
 Backlog                                                          2,263,504             1,440,831             1,601,218

                                                   For the Quarter Ended                 For the Six Months Ended
                                                         June 30,                                June 30,
                                           -------------------------------------- ----------------------------------------
PERFORMANCE HIGHLIGHTS:                         1998                 1997                 1998                 1997
                                           ----------------     ----------------    -----------------     ----------------
 Average managed assets                    $     9,192,567      $     8,023,255     $      9,034,792      $     7,881,895
 Average earning assets (3)                      8,252,855            7,235,636            8,113,431            7,099,386
 New business                                      753,733              951,236            1,445,813            1,562,870
 Fee-based volume                                1,960,182              862,442            3,764,614            1,677,673
 Net write-offs                                     13,881               11,135               26,987               15,224
 Net write-offs (annualized) as a % of
  average managed assets (4)                          0.61%                0.56%                0.61%                0.39%
 Operating margin (annualized) as
  a % of average earning assets                        6.5%                 6.0%                 6.5%                 6.0%
 Interest margins earned
  (annualized) as a % of average
  earning assets                                       5.5%                 5.6%                 5.5%                 5.5%
 Selling, administrative and other
  operating expenses as a % of
  operating margin                                    43.4%                42.8%                43.5%                43.5%

------------------------------------------
(1)      Averages for the periods presented are based on month-end balances.
(2) Securitizations are assets sold under securitization agreements and managed by the Company.
(3) Average earning assets equal average funds employed less average deferred taxes on leveraged leases and average nonaccruing assets.
(4) Excludes participations sold in which the Company has transferred credit risk.
(5)      Excludes financing contracts held for sale.